SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934
                                 (Amendment No.    )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Paragraph 240.14a-11(c) or Paragraph
    240.14a-12

                                 TRIANGLE PACIFIC CORP.
                   (Name of Registrant as Specified In Its Charter)

                                 TRIANGLE PACIFIC CORP.
                      (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1)  Title of each class of securities to which transaction applies:
         ....................................................................

     2)  Aggregate number of securities to which transaction applies:
         ....................................................................

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 set forth the amount on which the filinig fee is calculated and state how it was determined:
         ....................................................................

     4)  Proposed maximum aggregate value of transaction:
         ....................................................................

     5)  Total fee paid:
         ....................................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
         ....................................................................

     2)  Form, Schedule or Registration Statement No.:
         ....................................................................

     3)  Filing Party:
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     4)  Date Filed:
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
                          TRIANGLE PACIFIC CORP.
                           16803 Dallas Parkway
                           Dallas, Texas  75248

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                        To Be Held On May 7, 1997


To the Shareholders of
  Triangle Pacific Corp.:

    The annual meeting of shareholders of Triangle Pacific Corp., a Delaware corporation (the "Company"), will be held on Wednesday, May 7, 1997, at 9:00 a.m., local time, at the Company's offices, 16803 Dallas Parkway, Dallas, Texas, for the following purposes:

         1. To elect three directors, comprising the members of the class of directors designated as Class I and whose term expires at the annual meeting, for a three-year term expiring at the 2000 annual meeting;

         2. To approve the appointment of Arthur Andersen LLP as independent auditors for the Company for the fiscal year ending January 2, 1998;

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on March 21, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting or any adjournment thereof. Only holders of record of Common Stock at the close of business on the record date are entitled to notice of and to vote at the meeting. A complete list of such shareholders will be available for examination at the offices of the Company in Dallas, Texas during normal business hours for a period of 10 days prior to the meeting.

    A record of the Company's activities during 1996 and financial statements for the fiscal year ended January 3, 1997 are contained in the Company's 1996 Annual Report to shareholders and in the Company's Form 10-K filed with the Securities and Exchange Commission. The Annual Report and Form 10-K do not form any part of the material for solicitation of proxies.

    All shareholders are cordially invited to attend the meeting.
Shareholders are urged, whether or not they plan to attend the meeting, to sign, date and mail the enclosed proxy card in the postage-paid envelope provided. If a shareholder who has returned a proxy attends the meeting in person, such shareholder may revoke the proxy and vote in person on any or all matters submitted at the meeting.


                                       By Order of the Board of Directors

                                               Darryl T. Marchand
                                                  Secretary


Dallas, Texas
March 21, 1997

                            TRIANGLE PACIFIC CORP.
                             16803 Dallas Parkway
                             Dallas, Texas  75248

                               PROXY STATEMENT
                       For Annual Meeting of Shareholders
                          To Be Held on May 7, 1997


                                    GENERAL

    This proxy statement is furnished to shareholders of Triangle Pacific Corp. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for use at the annual meeting of shareholders to be held at the time and place and for the purposes set forth in the accompanying notice. The approximate date of mailing of this proxy statement and the accompanying proxy card is March 21, 1997.

Proxy Cards

    The enclosed proxy card serves to appoint proxies for record holders of Common Stock of the Company. Shares represented by a proxy in such form, duly executed and returned to the Company and not revoked, will be voted at the meeting in accordance with the directions given. If no direction is made, the proxy will be voted for election of the directors named in the proxy, approval of the appointment of Arthur Andersen LLP as independent auditors for the Company for the fiscal year ending January 2, 1998, and in favor of all proposals. Any shareholder giving a proxy may revoke it at any time before it is voted by communicating such revocation in writing to the Secretary of the Company or by executing and delivering a later-dated proxy.

Voting Procedures and Tabulation

    The Company will appoint one or more inspectors of election to act at the meeting and to make a written report thereof. Prior to the meeting, the inspectors will sign an oath to perform their duties in an impartial manner and according to the best of their ability. The inspectors will ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, and perform certain other duties as required by law.

    The inspectors will tabulate (i) the number of votes cast for or withheld as to the vote on each nominee for director, (ii) the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as to the proposal to approve the appointment of the independent auditors, and (iii) the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as to each other proposal. The treatment and effect of abstentions and broker non-votes under Delaware law and the Company's Certificate of Incorporation and Bylaws are described in the following paragraphs.

    An abstention or broker non-vote with respect to the election of directors will have no effect on the voting on such matter, provided a quorum is present, because directors are elected by a plurality of the shares of Common Stock present in person or by proxy at the meeting and entitled to vote.

    The Company's Bylaws provide that the vote required to approve matters other than the election of directors is the affirmative vote of the holders of a majority of the shares entitled to vote on the matter and present or represented by proxy at the meeting. The shares represented by a broker non-vote (or other limited proxy) will not be entitled to be voted on any proposal at the meeting and therefore will not be considered part of the voting power present with respect to such proposal. Thus, the effect of such non-votes with respect to each proposal (other than the election of directors) will be to reduce the number of affirmative votes required to block approval of such proposal. Abstentions with respect to such proposal will effectively count as a vote against such proposal.

                               VOTING SECURITIES

    The only voting security of the Company outstanding is its Common Stock, par value $.01 per share ("Common Stock"). Only holders of record of Common Stock at the close of business on March 21, 1997, the record date for the meeting, are entitled to notice of and to vote at the meeting. On the record date for the meeting, there were 14,712,083 shares of Common Stock outstanding and entitled to be voted at the meeting. A majority of such shares, present in person or represented by proxy, is necessary to constitute a quorum. Each share of Common Stock is entitled to one vote.

                            ELECTION OF DIRECTORS

    The Certificate of Incorporation and Bylaws of the Company provide for three classes of directors, designated Class I, Class II and Class III, with approximately one-third of the directors constituting each class. Directors serve for staggered terms of three years each. The Class I directors, whose term expires at the 1997 annual meeting, are Floyd F. Sherman, M. Joseph McHugh and Bruce A. Karsh. The Board of Directors has nominated Messrs. Sherman, McHugh and Karsh for re-election as directors of the Company to serve a three-year term expiring at the 2000 annual meeting.

    The directors will be elected by a plurality of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote. All duly submitted and unrevoked proxies in the form enclosed will be voted for the nominees selected by the Board of Directors, except where authorization so to vote is withheld. The Board recommends that shareholders vote FOR the election of its nominees for director.

    Information with respect to the directors nominated for election this year, and the directors whose terms do not expire at the 1997 annual meeting, is presented below.

                              CLASS I DIRECTORS

Floyd F. Sherman,
age 57, director since 1982         Mr. Sherman has served as Chairman of the
                                    Board and Chief Executive Officer since
                                    July, 1992.  Prior to November, 1994 he
                                    served as President of the Company since
                                    1981.  Prior to 1981, he served as
                                    Executive Vice President of the Company.
                                    He has been an employee of the Company
                                    since 1973.

M. Joseph McHugh,
age 59, director since 1986         Mr. McHugh has served as President and
                                    Chief Operating Officer of the Company
                                    since November, 1994. Prior thereto, he served as Senior Executive Vice President and Treasurer of the Company since 1981.
                                    Prior to 1981, he served as Executive Vice
                                    President of the Company. He has been an employee of the Company since 1976. Mr.
                                    McHugh is also a director of Pillowtex
                                    Corporation, a manufacturer of pillows and other bedroom textile furnishings.

Bruce A. Karsh,
age 41, director since 1997         Mr. Karsh has served as President and
                                    Principal of Oaktree Capital Management,
                                    LLC ("Oaktree"), since May, 1995. He has also served as a general partner of TCW
                                    Special Credits ("Special Credits"), a
                                    general partnership of which TCW Asset
                                    Management Company ("TAMCO") is the
                                    managing general partner, since September,
                                    1988. Prior to May, 1995, he served as a Managing Director of TAMCO and as Portfolio Manager of TCW Special Credits
                                    Fund V - The Principal Fund.  Oaktree and
                                    Special Credits provide investment advice and management services to institutional and individual investors, including affiliates of the TCW Group, Inc.


                             CLASS II DIRECTORS

David R. Henkel,
age 45, director since 1992         Mr. Henkel has been Chief Operating
                                    Officer of 7th Level, Inc., an interactive entertainment company since 1995. He has been a director since 1993. Prior to that, he was Executive Vice President and Chief
                                    Financial Officer, since January, 1994.
                                    Prior thereto, Mr. Henkel had been a
                                    director, Senior Vice President and Chief
                                    Financial Officer of Value-Added
                                    Communications, Inc., since April, 1993.
                                    From April, 1991 to April, 1993, Mr.
                                    Henkel served as Executive Vice President,
                                    Chief Financial Officer and a director of Micrografx, Inc., a personal computer graphics software company. Prior thereto, he was an audit partner at Arthur Andersen
                                    LLP.

Karen Gordon Mills,
age 43, director since 1988         Mrs. Mills has been President of MMP
                                    Group, a management advisory company to
                                    leveraged buyouts and company owners,
                                    since January, 1993. From December, 1983 to January, 1993, she was a Managing
                                    Director of ES Jacobs & Company, and Chief
                                    Operating Officer of its Industrial Group.
                                    Prior thereto, Mrs. Mills had been a
                                    consultant with McKinsey & Co. and a
                                    product manager with General Foods Corp.
                                    Mrs. Mills is also a director of Arrow
                                    Electronics, Inc., Telex Communications
                                    Inc. and the Scotts Company.

Carson R. McKissick,
age 64, director since 1993         Mr. McKissick has been Senior Advisor of
                                    Trust Company of the West, an investment management company, since 1992. Prior thereto, he was Managing Director of the Mergers and Acquisitions department of
                                    Citibank.  Mr. McKissick is also a
                                    director of Alexander & Baldwin, Inc.


                              CLASS III DIRECTORS

B. William Bonnivier,
age 54, director since 1992         Mr. Bonnivier has been the Vice Chairman
                                    and Director of Corporate Planning of
                                    Maxim Technologies, Inc., an environmental consulting firm since May, 1995. He has been the Chairman and Chief Executive
                                    Officer of Refrigerant Management Systems
                                    Inc.,  since December, 1993, and is a
                                    director.  Prior thereto, Mr. Bonnivier
                                    had been the Chairman and Chief Executive
                                    Officer of Princeton Packaging, Inc. since
                                    March, 1991.  Prior thereto he was the
                                    President, Chief Operating Officer and a director of SnyderGeneral Corporation, a manufacturer of heating and air conditioning products.

Charles M. Hansen, Jr.,
age 56, director since 1992         Mr. Hansen has been president of Pillowtex
                                    Corporation since 1974 and, in addition, became Chairman and Chief Executive
                                    Officer of that company in December, 1992.
                                    Pillowtex Corporation manufactures pillows and other bedroom textile furnishings.

Jack L. McDonald,
age 63, director since 1992         Mr. McDonald has been a private investor
                                    and consultant for over five years.  He
                                    served as President and Chief Operating
                                    Officer of Centex Corporation from  1978
                                    until his retirement in 1985. He is a
                                    director of Amre, Inc.,  Bally's Grand,
                                    Inc., U.S. Homes Corp. and American Home
                                    Star Corp.

              ADDITIONAL INFORMATION REGARDING THE BOARD OF DIRECTORS

Board Meetings and Committees

    During 1996 the Board of Directors held five meetings. Each director of the Company attended at least 75% of the aggregate number of meetings of the full Board and of the Board committees on which he or she served in 1996. [This applies to Board and Committee Combined]

    The Company has a standing Finance/Audit Committee and a standing Compensation Committee. The Company does not have a standing nominating committee. The members of the committees, number of meetings held by each committee in 1996 and a brief description of the functions performed by each committee are set forth below:

         Finance/Audit Committee (two meetings). The Finance/Audit Committee consists of four non-employee directors, Messrs. Bonnivier, Henkel , McDonald and Karsh. This committee is primarily responsible for reviewing the quality of the financial reporting of the Company and the effectiveness of the audit of the Company's financial statements by its independent public accountants; reviewing the scope and results of such audits; reviewing the organization and scope of the Company's internal systems of accounting and financial control; and establishing the accounting standards and principles to be followed by the Company.

         Compensation Committee (three meetings). The Compensation Committee consists of four non-employee directors, Messrs. Hansen, McDonald and McKissick and Mrs. Mills. This committee approves the compensation of officers and makes awards under the Company's 1993 Long-Term Incentive Compensation Plan.

         Compensation Committee Interlocks and Insider Participation. Mr. McHugh, an executive officer of the Company, serves as a director of Pillowtex Corporation. As an outside director, Mr. McHugh participated in reviewing and approving target goals under Pillowtex Corporation's annual manamgement incentive compensation plan. Mr. Hansen, a director of the Company and a member of the Company's Compensation Committee, is an executive officer and director of Pillowtex Corporation.

Compensation of Directors

    Fees. Directors who are not also employees of the Company receive an annual retainer of $30,000 or $35,000 in the event that the director is a committee chairman for serving as such, plus $1,000 per meeting attended for each meeting of the Finance/Audit Committee or the Compensation Committee not held in conjunction with a regularly scheduled quarterly meeting of the Board of Directors.

             SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table sets forth as of March 21, 1997 information with respect to the only persons who were known to the Company to be the beneficial owners of more than five percent of the outstanding shares of Common Stock.

                                           Common Stock Beneficially Owned (1)
                                           -----------------------------------
Name and Address of                           Number          Percent of
  Beneficial Owner                          of Shares           Class
-------------------                         ---------         ----------
The TCW Group, Inc. (through certain
affiliates which act as general partners
of limited partnerships, trustees of
certain trusts and investment managers
of third party accounts which hold shares
of Common Stock) (2)                          5,909,184           40.2 %
   865 South Figueroa Street
   Los Angeles, California  90017

Hibridge Capital Corporation (3)                804,146            5.2 %
   Seven Mile Beach
   Grand Cayman, Cayman Islands
   British West Indies

United High Income Fund, Inc.                   788,286            5.4 %
and United High Income Fund II, Inc.
   6300 Lamar Avenue
   P. O. Box 29217
   Shawnee Mission, Kansas  66201-9217

Bea Associates                    .             774,779            5.3 %
   153 East 53rd Street (4)
   One City Corp. Center
   New York, New York  10022
----------

(1) The information contained in this table with respect to beneficial ownership reflects "beneficial ownership" as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All information with respect to the beneficial ownership of any beneficial owner is based upon filings made by such beneficial owner with the Securities and Exchange Commission and, unless otherwise indicated, each beneficial owner has sole voting and investment power with respect to shares listed as beneficially owned by such beneficial owner.

(2) The TCW Group, Inc. ("TCW") and its affiliates may be deemed to be beneficial owners of all shares of Common Stock currently held by such limited partnerships, third party accounts and trusts for purposes of the reporting requirements of the Exchange Act. In a Schedule 13D filed by TCW on March 4, 1997, TCW stated that the filing of the Schedule 13D shall not be construed as an admission that TCW or any of its affiliates is, for purposes of Section 13(d) or for any other purpose under the Exchange Act, the beneficial owner of any securities covered by the Schedule 13D. Oaktree and Special Credits provide investment advice and management services to the entities that own 5,773,407 of the shares of Common Stock included in the table.

(3) Hibridge Capital Corporation may be deemed to beneficially own the number of shares of Common Stock shown opposite its name in the table by virtue of the ownership of certain warrants to purchase such shares which have exercise prices that range from $22.39 to $37.31 per share.

(4) In a Schedule 13G filed by BEA Associates on February 11, 1997, BEA Associates stated that it disclaims beneficial ownership of all the shares reported and that such securities are held in discretionary accounts which Bea Associates manages.

                           SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth as of March 21, 1997, the beneficial ownership of Common Stock by each director of the Company, each named executive officer listed in the Summary Compensation Table appearing elsewhere in this proxy statement, and all directors and executive officers as a group.

                                           Common Stock Beneficially Owned (1)
                                           -----------------------------------
                                              Number         Percent of
Name                                        of Shares          Class
----                                        ---------        ----------
Directors

B. William Bonnivier (2)..................     11,500              *
Charles M. Hansen, Jr. (2)................      6,500              *
David R. Henkel (2).......................     11,500              *
Bruce A. Karsh  (3).......................    124,278              *
Jack L. McDonald (2)......................      6,500              *
M. Joseph McHugh (4)......................    153,081           1.0%
Carson R. McKissick (2)...................      7,500              *
Karen Gordon Mills (2)....................      9,367              *
Floyd F. Sherman (4)......................    205,181           1.4%

Named Executive Officers (excluding
  any director named above)

Robert J. Symon (4).......................    120,331              *
Michael J. Kearins (4)....................     72,352              *
Charles A. Engle (4)......................     51,152              *
All directors and executive
  officers as a group (18 persons)........    980,169           6.4%

*  less than 1%

----------

(1) The information contained in this table with respect to beneficial ownership reflects "beneficial ownership" as defined in Rule 13d-3 under the Exchange Act. All information with respect to the beneficial ownership of any director or named executive officer has been furnished by such director or named executive officer and, unless otherwise indicated, each director or named executive officer has sole voting and investment power with respect to shares listed as beneficially owned by such director or named executive officer.

(2) The number of shares set forth above as being beneficially owned by Mrs. Mills and Messrs. Bonnivier, Hansen, Henkel, McKissick and McDonald include 6,500 shares issuable to each of such individuals upon exercise of stock options granted to them under the Company's Nonemployee Director Option Plan.

(3) Does not include 5,773,407 shares of Common Stock of which Oaktree and Special Credits may be deemed the beneficial owners, as further described in footnote (2) under "Security Ownership of Certain Beneficial Owners" above.

(4) The number of shares set forth above as being beneficially owned by Messrs. Sherman, McHugh, Symon, Kearins, and Engle include 127,568, 92,468, 70,518, 43,526, and 33,681 shares, respectively, issuable to such individuals upon exercise of currently exercisable stock options held by them.

                              EXECUTIVE COMPENSATION

    The following report of the compensation committee on executive compensation and the information herein under "Executive Compensation-Performance Graph" shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission (the "SEC") or subject to the SEC's proxy rules, except for the required disclosure herein, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such information shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act .


           COMPENSATION COMMITTEE REPORT  ON EXECUTIVE COMPENSATION


    The Compensation Committee of the Board of Directors (the "Committee") is composed of Messrs. Charles M. Hansen, Jr., Carson R. McKissick and Jack L. McDonald, and Mrs. Karen Gordon Mills. The Committee determines on an annual basis the compensation to be paid to the Chief Executive Officer and, based upon the recommendations of the Chief Executive Officer, the other executive officers. Under the supervision of the Committee, the Corporation has developed and implemented compensation policies, plans and programs which seek to enhance the profitability of the Company, and thus shareholder value, by aligning closely the financial interests of the Company's executives with those of its shareholders. The objectives of the Company's executive compensation program are to:

-   Support the achievement of Company strategic operating objectives.

- Provide compensation that will attract and retain superior talent and reward the executives based upon Company and individual performance.

- Align the executive officers' financial interests with the success of the Company by placing a substantial portion of pay at risk (i.e. pay that is dependent upon Company performance).

    The Company's executive officer compensation program is comprised of base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options, restricted stock and deferred cash awards and various benefits, including medical and profit sharing plans generally available to salaried employees of the Company.

    The objective of the compensation program is to set base salary levels for the Company's executive officers relative to companies in the building products manufacturing industry and to maintain base salaries that are below the average amounts paid to senior executives with comparable qualifications, experience and responsibilities at other companies engaged in the same or similar business as the Company. The Compensation Committee believes base salaries for the Company's executive officers in fiscal 1996 were below the average for the peer group companies.

    Annual cash incentive compensation payments to executive officers related to fiscal 1996 were awarded under a performance-based annual incentive plan (the "Annual Cash Incentive Bonus System") that made annual bonus awards based upon pre-established objectively measurable Company and individual performance criteria. The size of the awards made under the plan were established to maintain the objective of providing awards sufficient to place the total cash compensation of the executive officers at or above the average for their peer group when the Company performs in an outstanding manner in relation to the peer group.

    The Triangle Pacific Corp. 1993 Long-Term Incentive Compensation Plan (the "Long-Term Incentive Plan") was approved by the Board of Directors and the stockholders in 1993. The specific objective of the Long-Term Incentive Plan is to align executive and shareholder long-term interests by creating a strong link between executive pay and shareholder return. It is the intention of the Company that executives develop and maintain a significant, long-term stock ownership position in the Company's Common Stock. It is the Committee's intention that the size of awards made to any participant under the Long-Term Incentive Plan be in an amount that bears a relationship to the executive's organizational responsibility and such that it encourages a balanced perspective between short-term and long-term strategic decision making.

    Under the Long Term Incentive Plan, on February 15, 1996 and April 30, 1996 the Compensation Committee awarded stock options to officers and certain key employees of the Company.

    Mr. Floyd F. Sherman has served as Chairman of the Board and Chief Executive Officer of the Company since July, 1992. His base salary paid in fiscal year 1996 was $350,000. Mr. Sherman's salary is reviewed annually by the Committee. Mr. Sherman's bonus for fiscal 1996 totaled $394,940. The bonus was determined in accordance with the Annual Cash Incentive Bonus System based upon pre-established criteria which were approved by the Board of Directors. The earnings performance of the Company and the Committee's analysis of Mr. Sherman's individual contribution to the achievement of the
Company's performance were also taken into consideration.   The profit sharing
and medical benefits provided to Mr. Sherman during fiscal 1996 are consistent with the benefits provided to substantially all employees of the Company, and where applicable, are shown in the Summary Compensation Table contained herein.


Members of the Compensation Committee

Jack L. McDonald, Chairman
Charles M. Hansen, Jr.
Carson R. McKissick
Karen Gordon Mills

    The following table sets forth summary compensation data for the Chief Executive Officer of the Company and each of the other four most highly-paid executive officers of the Company (collectively, the "named executive officers") for the 1996 fiscal year.

                            SUMMARY COMPENSATION TABLE

                                                                  Long Term
                              Annual Compensation                Compensation
                             ---------------------------  --------------------
--------

All
                                                 Other    Re-        Options
De-      Other
                                                 Annual   stricted   (number
ferred   Compen-
Name and                                         Compen-  Stock      of
Cash     sation
Principal Position     Year  Salary    Bonus     sation   (1)        shares)
Awards   (2)
------------------     ----  ------    -----     ------   --------   -------
------   -------
Floyd F. Sherman       1996  $350,000  $394,940  $50,484     -        45,000
-     $12,210
Chairman of the Board  1995   300,000   275,000   52,070     -          -
-      12,037
 and Chief Executive   1994   285,000   250,000   49,218  $71,088    106,300
$72,646   14,156
 Officer

M. Joseph McHugh       1996  $265,000  $299,026  $22,106     -        35,000
-     $12,206
President and          1995   225,000   200,000   25,221     -          -
-      12,037
 Chief Operating       1994   179,000   138,316   23,766  $40,838     63,700
$41,390   14,156
 Officer

Robert J. Symon        1996  $215,000  $242,606  $23,151     -        20,000
-     $12,203
Executive Vice         1995   190,000   135,000   24,789     -          -
-      12,037
 President, Treasurer  1994   170,000   128,945   21,766  $40,838     43,700
$41,390   14,156
 and Chief Financial
 Officer

Michael J. Kearins     1996  $160,000  $169,824  $26,510     -        20,000
-     $12,201
Vice President         1995   155,000   104,718   29,064     -          -
-      12,037
                       1994   150,000   115,757   23,976  $30,250     37,700
$29,713   14,156

Charles A. Engle       1996  $165,000  $ 82,533  $21,799     -        20,000
-     $12,201
Executive Vice         1995   123,000    84,194   23,525     -          -
-       9,496
 President             1994   113,000    52,636   22,254     -        25,000
-       9,780

    (1) There were 12,100 restricted shares at January 3, 1997 valued at
$207,213.
    Of such 12,100 restricted shares, Mr. Sherman received 4,700 restricted shares, Messrs. McHugh and Symon each received 2,700 restricted shares and Mr. Kearins received 2,000 restricted shares. Twenty-five percent of the restricted shares awarded vested at the date of grant. As of February 16, 1997 all restricted shares were vested and distributed.(2) Amounts shown for each officer consist of amounts contributed by the Company to the Company's Profit Sharing Plan and to the Company's Supplemental Profit Sharing and Deferred Compensation Plan that are allocable to such officer for fiscal 1994, 1995 and 1996.

                             OPTIONS GRANTED IN 1996


Potential

realizable value at

assumed rates of stock
                                                                        price
appreciation
                                 % of Total                             for
stock option terms
                    Number of    Options      Exercise     Expiration   ------
----------------
      Name           Shares      Granted      Price           Date          5%
10%
------------------  ---------    ---------    --------     ----------   ------
--   ----------
Floyd F. Sherman     45,000       18.9%       $16.38       2/15/06
$463,417   $1,174,389
M. Joseph McHugh     35,000       14.7%       $16.38       2/15/06
$360,435   $  913,414
Robert J. Symon      20,000        8.4%       $16.38       2/15/06
$205,963   $  521,950
Michael J. Kearins   20,000        8.4%       $16.38       2/15/06
$205,963   $  521,950
Charles A. Engle     20,000        8.4%       $16.38       2/15/06
$205,963   $  521,950

    The following table sets forth certain information with respect to the options exercised and value realized during the 1996 fiscal year, and the unexercised options held at January 3, 1997, and the value thereof, by each of the named executive officers. No options were exercised during 1996 by the named officers, and the Company has not issued any stock appreciation rights.

                       OPTION VALUES AT JANUARY 3, 1997


Value of Unexercised

In-the-Money
                                                  Options at 1/3/97
Options at
                                                  (Number of shares)
1/3/97
                               Shares             -------------------     ----
---------------
                               Acquired
                     Date      on
                     of        Exer-     Value     Exer-      Unexer-
Exer-      Unexer-
Name                 Grant     cise     Realized   cisable    cisable
cisable    cisable
----------------     -------   ------   --------   -------    -------     ----
---    ---------
Floyd F. Sherman     6/10/92                       35,018       --
$731,351        --
                     2/16/94                        4,725      1,575
41,340   $  13,781
                     3/21/94                       50,000     50,000
471,875     471,875
                     2/15/96                         --       45,000
--       337,500

M. Joseph McHugh     6/10/92                       35,018       --
$731,351        --
                     2/16/94                        2,775        925
24,281   $   8,094
                     3/21/94                       30,000     30,000
283,125     283,125
                     2/15/96                         --       35,000
--       262,500

Robert J. Symon      6/10/92    3,200   $61,232    31,818       --
$664,519        --
                     2/16/94                        2,775        925
24,281   $   8,094
                     3/21/94                       20,000     20,000
188,750     188,750
                     2/15/96                         --       20,000
--       150,000

Michael J. Kearins   6/10/92    2,500   $52,681     9,576       --
$199,995        --
                     2/16/94                        2,025        675
17,719   $   5,906
                     3/21/94                       17,500     17,500
165,156     165,156
                     2/15/96                         --       20,000
--       150,000

Charles A. Engle     6/10/92    2,145   $43,190     9,931     --
$207,409        --
                     3/21/94                       17,500   17,500
117,969    $117,969
                     2/15/96                         --     20,000
--       150,000

Performance Graph     The following graph sets forth an indication of the
total shareholder return to a purchaser of Common Stock as compared to the Standard & Poor's 400 MidCap Stock Price Index and the Standard & Poor's
Building Materials Industry Group Index.           COMPARISON OF QUARTERLY
CUMULATIVE TOTAL RETURN (1)     AMONG TRIANGLE PACIFIC CORP., STANDARD &
POOR'S  400 MIDCAP INDEX
            AND STANDARD & POOR'S BUILDING MATERIALS INDEX

    ------------------------------------------------------------------------
                            8/11/193  12/31/93  12/30/94  12/29/95  1/3/97
    ------------------------------------------------------------------------
    Company                    $100      $159      $123      $171     $239

    S & P 400 MidCap            100       106        96       128      151

    S & P Building Materials    100       116        86       110      128
    ------------------------------------------------------------------------

(1) Total return assuming reinvestment of dividends. Assumes $100 invested on August 11, 1993, the day quotations for the Common Stock were first carried on NASDAQ, in Common Stock , the Standard & Poor's 400 MidCap Stock Price Index and the Standard & Poor's Building Materials Industry Group Index.

Employment Agreements

    In March 1995, the Company entered into amended and restated employment agreements with Floyd F. Sherman, M. Joseph McHugh and Robert J. Symon, and new employment agreements with Michael J. Kearins and the eight other executive officers of the Company (each an Employment Agreement and collectively the "Employment Agreements"). The Employment Agreements provide for base compensation at the employees' current annual rates through the end of 1995, with annual percentage increases not less than the percentage increase in the Consumer Price Index, as defined in the Employment Agreements. In addition, the Employment Agreements provide that the employees are entitled to participate in the Annual Cash Incentive Bonus System and all other incentive compensation plans for executive employees in effect from time to time.

    Each Employment Agreement provides for an initial employment term of three years (for Messrs. Sherman, McHugh and Symon) or two years (for Mr. Kearins and other executive officers). On each anniversary of the effective date of the Employment Agreements (March 8, 1995), the employment term will be automatically extended for one year, unless either party gives notice not to extend. The Company may terminate the executive's employment for "cause," "total disability" or "inadequate performance", and the executive may terminate his employment for any reason within six months following a "change of control" or at any time for "good reason" (as such events permitting termination are defined in the Employment Agreements).

    If the Company terminates the executive's employment other than for cause, total disability, or inadequate performance, or employment of the executive terminates (other than voluntarily) within six months following a change of control, or if the executive terminates employment for good reason, the Company is required to pay the executive certain amounts, including a lump sum cash payment equal to three times (for Messrs. Sherman, McHugh and Symon) or two times (for the other executives) the executive's average annual compensation for the preceding five years and certain benefits under the incentive compensation plans. If the Company terminates the executive's employment for inadequate performance, or if the executive voluntarily terminates employment following a change of control, the Company is required to pay the executive certain amounts, including a lump sum cash payment equal to two times (for Messrs. Sherman, McHugh and Symon) or one and one-half times (for the other executives) the executive's average annual compensation and certain benefits under the incentive compensation plans. If any executive's employment is terminated by reason of death or total disability, the executive or his estate is entitled to receive a lump sum payment equal to the sum of
(i) one year's base salary plus (ii) the incentive compensation that would have accrued to the executive's benefit at the end of the year of termination had his employment continued until then.

    In addition, if the Company terminates the executive's employment (other than for cause, total disability or inadequate performance), or if the executive terminates employment for good reason, or if a change of control occurs during the term of the Employment Agreements, (i) all stock options and other awards the executives hold under any Company incentive compensation or benefit plans will become fully vested and exercisable or their market value payable and (ii) the executive will have the right to sell to the Company any or all shares of common Stock held by the executive at market value. The total payments to be received by the executive following a change of control are restricted to the maximum amount which could be deducted by the Company for federal income tax purposes

Section 16(a) Beneficial Ownership Reporting Compliance

    Section 16(a) of the Securities Exchange Act of 1934 requires directors and officers of the Company, and persons who own more than 10 percent of the Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock. Directors, officers and more than 10 percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended January 3, 1997, all Section 16(a) filing requirements applicable to its directors, officers and more than 10 percent beneficial owners were complied with.

                                 APPROVAL OF AUDITORS

    The Finance/Audit Committee of the Board of Directors has selected, and the Board of Directors has approved, Arthur Andersen LLP as the principal independent auditor to audit the financial statements of the Company for 1997, subject to ratification by the shareholders. If the shareholders do not approve the selection of Arthur Andersen LLP, the selection of another independent auditor will be considered by the Finance/Audit Committee.

    Representatives of Arthur Andersen LLP are expected to be present at the annual meeting with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

    The Board of Directors unanimously recommends a vote FOR approval of this selection.



                        SHAREHOLDER PROPOSALS AND OTHER MATTERS

    Shareholder proposals for inclusion in the Company's proxy materials in connection with the 1998 annual meeting of shareholders must be received by the Company at its office in Dallas, Texas, addressed to the Secretary of the Company, no later than December 10, 1997.

    The cost of solicitation of proxies will be borne by the Company. In addition, certain officers and employees of the Company, who will receive no additional compensation for their services, may solicit proxies in person or by mail, telephone, facsimile telecommunication or telegraph.

    The Board of Directors does not intend to present any other matter at the meeting and knows of no other matters that will be presented. However, if any other matter comes before the meeting, the persons named in the enclosed proxy intend to vote thereon in accordance with their best judgment.


    THE COMPANY HAS PROVIDED WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED HEREBY A COPY OF THE COMPANY'S 1996 ANNUAL REPORT. COPIES OF THE COMPANY'S 1996 FORM 10-K MAY BE OBTAINED WITHOUT CHARGE BY ANY PERSON WHOSE PROXY IS SOLICITED HEREBY UPON WRITTEN REQUEST TO DARRYL T. MARCHAND, SECRETARY, TRIANGLE PACIFIC CORP., 16803 DALLAS PARKWAY, DALLAS, TEXAS 75248.

                                            TRIANGLE PACIFIC CORP.

                                               Floyd F. Sherman
                                            Chairman of the Board
                                         and Chief Executive Officer
Dallas, Texas
March 21, 1997

                                  [Proxy Card]


                             TRIANGLE PACIFIC CORP.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


    The undersigned hereby appoints Floyd F. Sherman, M. Joseph McHugh and Darryl T. Marchand, and each of them, proxies with power of substitution in each, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of Triangle Pacific Corp. (the "Company") standing in the name of the undersigned on March 21, 1997, at the annual meeting of shareholders to be held on May 7, 1997 at 9:00 a.m. at Dallas, Texas, and at any adjournment thereof and especially to vote on the items of business specified below, as more fully described in the notice of the meeting and the proxy statement accompanying the same, receipt of which is hereby acknowledged.


1.  ELECTION OF DIRECTORS   FOR all nominees listed below   WITHHOLD AUTHORITY

(except as marked to the        to vote for all
                             contrary belos )  [ ]          nominees listed
                                                            below [ ]    FLOYD
F. SHERMAN        M. JOSEPH MCHUGH                BRUCE A. KARSH(INSTRUCTION:
To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)--------------------------------------------
---------------------------------2.  FOR [ ]    AGAINST [ ]    ABSTAIN [ ]
Approval of appointment of Arthur
    Andersen LLP as independent auditors for the Company for the fiscal year ending January 2, 1998.

3. In their discretion, the proxies are authorized to vote upon such other business or matters as may properly come before the meeting or any adjournment thereof.


                 (Continued and to be signed on reverse side)

                          [Reverse of Proxy Card]

THIS PROXY, WHEN DULY EXECUTED AND RETURNED, WILL BE VOTED IN THE MANNER DESIGNATED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS DULY EXECUTED AND RETURNED, BUT WITHOUT A CLEAR VOTING DESIGNATION, IT WILL BE VOTED FOR ITEMS 1 AND 2.

The undersigned hereby revokes any proxy or proxies heretofore given to represent or vote such Common Stock and hereby ratifies and confirms all actions that said proxies, their substitutes, or any of them, may lawfully take in accordance with the terms hereof.



                                           Dated:                     , 1997
                                                  --------------------

                                           ---------------------------------

                                           ---------------------------------
                                           Signature(s) of Shareholder(s)

                                           This proxy should be signed exactly
                                           as your name appears hereon.  Joint
                                           owners should both sign.  If signed
                                           as attorney, executor, guardian or
                                           in some other representative
                                           capacity, or as officer of a
                                           corporation, please indicate your
                                           capacity or title.

                                           Please complete, date and sign this
                                           proxy and return it promptly in the
                                           enclosed envelope, which requires
                                           no postage if mailed in the United
                                           States.